Exhibit 5.1

                    Cadwalader, Wickersham & Taft Letterhead

                                                October 16, 2000

Watson Wyatt & Company Holdings
6707 Democracy Blvd.
Bethesda, Maryland  20817

Re:   Watson Wyatt & Company Holdings, Registration Statement on Form S-8
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Ladies and Gentlemen:

            We have acted as counsel to Watson Wyatt & Company Holdings, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to, among other things, the offer and sale of up to an aggregate of 4,500,000 shares (the "Incentive Shares") of its class A common stock, par value $0.01 per share, issuable pursuant to the Company's 2000 Long - Term Incentive Plan (the "Incentive Plan").

            We are members of the Bar of the State of New York, and in rendering the opinion below, we do not purport to be an expert in, or express any opinion concerning, the laws of any jurisdiction other than the substantive laws of the State of New York and the General Corporation Law of the State of Delaware (in each case without regard to conflicts of law principles).

            Based on the foregoing, we are of the opinion that the Incentive Shares, when issued in accordance with the Incentive Plan, will be validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                    Yours very truly,

                                    /s/ Cadwalader, Wickersham & Taft



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